Exhibit 4(a).4

Any text removed pursuant to the Company’s confidential
treatment has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Amendment 161

to the

Amended and Restated License Agreement

for the Use and Marketing of Programming Materials

dated May 31, 1996 as amended (the “1996 Agreement”)

between

International Business Machines Corporation

and

Dassault Systemes

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes,  (“DS”), a French société anonyme, each a “party” and collectively the “parties”.

Whereas, DS is the developer and owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Development Management, Digital Manufacturing, Digital Mock Up and PLM infrastructure software programs marketed under various trademarks, and which constitute the PLM solution.

Whereas, IBM and DS agreed on business model changes in Amendment 157, including international accounts, account transition, and licensing of DELMIA and ENOVIA MatrixOne products to IBM for sale as Licensed Programs.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0  International Customers

A)  Method of Payment of Additional Compensation

The following terms are changed to designate that the total compensation due to one party (either IBM or DS) for performing responsibilities otherwise assigned to the other party pursuant to the terms of the 1996 Agreement, shall be in the form of (i) royalties pursuant to the 1996 Agreement for compensation due to DS and (ii) a fee payment pursuant to a separate agreement for compensation due to IBM.

1)  Section 3.4.1.2(b), the first paragraph and second paragraphs, are changed so as to read as follows (changes noted in italics):

“Recommend that, in such case, the consideration due to the other party (i.e., DS or IBM) associated with the initial centralized procurement sales transaction and any future new sales transaction at the remote location(s). The consideration is for provision of ongoing sales support activities at the non-procuring location(s) that would otherwise be the responsibility of the party that holds the contract with the procuring location.

The party that will hold the central procurement contract (and therefore receive the revenue) will make any agreed upon payment(s) to the other party.  When IBM holds the central procurement contract, IBM shall pay to DS royalties equal to a total of [***] of the PLM PLC Product Revenue (as defined below).  When DS holds the central procurement contract, DS shall pay to IBM an amount equal to [***] of the PLM PLC Product Revenue; this payment will be made pursuant to a separate agreement and/or statement of work.  The party receiving the payment will be responsible for compensation due to their business partner.  Payment of any compensation to a business partner shall be documented in a project form to be signed by the party holding the BP contract (IBM or DS, as appropriate), and the business partner, stating that such payment compensates such business partners’ efforts to support the customer and generate new business.

The last paragraphs of Section 3.4.1.2(b) remain unchanged.

2)  Section 3.4.1.3 is changed to read as follows (changes noted in italics):

The IOC shall also ensure that, when an International Customer desires to locally purchase and pay for licenses under a central procurement agreement, if such customer is an IBM Named Account in the country where the headquarters is located, DS will serve as an IBM agent in countries where such customer is not an IBM Named Account. Where DS performs the sales process as well as the local Level 1 support, DS will be paid a total royalty representing [***] of the PLC and RLC revenue it so generates, in consideration for such activities.  The parties may mutually agree to another level of total royalty when DS does not perform Level 1 support for an International Customer.  The parties further agree to exclude from the PLC/RLC revenue used in calculating the total royalty due to DS, the PLC/ALC revenue from Jointly Covered DS Product Brands.

If such customer is a DS account in the country where the headquarters is located, IBM will serve as a DS agent in countries where such customer is not a DS account.  Where IBM performs Level 1 support, IBM will be paid a fee representing [***] of the PLC and RLC revenue it so generates, in consideration for such activities. The parties may mutually agree to another level of fee when IBM does not perform Level 1 support for an International Customer.  The fee payment to IBM will be made pursuant to a separate agreement and/or statement of work.

B)  License Consolidation

The following new Section 3.4.3 is added to set forth additional terms regarding a request by an International Customer to consolidate licenses at its headquarters location.

“3.4.3 International Customer License Consolidation

The parties recognize that an International Customer may request to transfer licenses for the purpose of consolidating licenses at its headquarters location and centrally serving such consolidated licenses to remote locations/Subsidiaries.  When an International Customer makes such request and:

i)                 the headquarters and the remote locations/Subsidiary include both Named and non-Named Accounts, and

ii)              the parties agree to such transfer consistent with Section 3.4.2,

the parties agree to the following compensation with respect to the RLC/ALC associated with the transferred licenses.

a)  The party responsible for the headquarters location (which will therefore receive the future RLC/ALC revenue associated with the transferred licenses) will compensate the other party as follows:

1)              if the headquarters location is a Named Account, the RLC royalty due to DS from IBM shall total [***] of the RLC/ALC revenue received by IBM from the licenses transferred from non-Named Accounts, during the period of time defined in (d) below;

2)              if the headquarters location is a non-Named Account, DS will pay IBM a fee amounting to [***] of the RLC/ALC revenue received by DS from the licenses transferred from Named Accounts, during the period of time defined in (d) below.

This compensation as defined above is hereinafter collectively referred to as the “Recurring Charge Payment”.

b) The Recurring Charge Payment is a compensation for ongoing support to the remote location/Subsidiary.  DS or IBM, as applicable, directly or through its business partners, will assist the remote location/Subsidiary with license transition and provide ongoing support, including demand generation, through the end date of the Recurring Charge Payment Period as defined in (d) below.

c) The parties shall agree on the number of licenses to be transferred from each remote location/Subsidiary, and the projected RLC/ALC revenue that would have been received for those licenses from such location/Subsidiary, via the special bid process as defined in the 1996 Agreement.  The Recurring Charge Payment will be paid based on the number of licenses and RLC/ALC revenue in the approved special bid.

d) The start date for payment of the Recurring Charge Payment will be determined on a country-by-country basis for each applicable remote location/Subsidiary, and shall be the later of (i) the date the International Customer is authorized to transfer licenses (such as by execution of a new contract or transaction under an existing contract) or (ii) the country transition date set forth in Exhibit 4 to Amendment 157 (as amended, if applicable).  The Recurring Charge Payment will cease twenty-four (24) months after the International Customer authorization date (herein referred to as the “Recurring Charge Payment Period”).  The following example is provided to illustrate the compensation obligation.

International Customer (centralized in the US) authorization date:   September 30, 2007

Licenses transferred from the UK and Germany

UK country transition date	January 1, 2007
Germany country transition date	January 1, 2008

Recurring Charge Payment Period:

For the UK:  begins on September 30, 2007 and ends on September 30, 2009

For Germany:  begins on January 1, 2008 and ends on September 30, 2009

e) At the end of the Recurring Charge Payment Period, (i) the RLC/ALC royalty due to DS by IBM shall be [***] of the RLC/ALC revenue received by IBM from the licenses transferred from non-Named Accounts, in accordance with the Royalties terms set forth in the 1996 Agreement, and (ii) no further payment shall be due to IBM by DS.

f) Except as expressly provided for in this Section 3.4.2, no other compensation on RLC/ALC revenue shall be due.

g) DS will pay any RLC/ALC Payment due to IBM pursuant to a separate contract and/or statement of work to an existing services contract, to implement the services and support activities.

2.0  ENOVIA MatrixOne and DELMIA Joint Coverage Model

Pursuant to Section 10.2(ii) of Amendment 157, the parties have agreed on implementation of a compensation model for ENOVIA MatrixOne and DELMIA Joint coverage accounts.  The model begins with IBM paying DS royalties of [***] of revenue from ENOVIA MatrixOne and DELMIA product sales in the Jointly covered ENOVIA MatrixOne accounts and the Jointly covered DELMIA accounts, leading to (i) implementation of the IBM Covered model for ENOVIA MatrixOne Named Accounts and (ii) additional IBM responsibilities for DELMIA Jointly covered accounts. Terms and royalties for the foregoing are set forth in Exhibit A to this Amendment.

3.0  Collaborative Enterprise Sourcing (CES) and Business Process Accelerators (BPAs)

DS will license to IBM the CES and BPA product portfolios to market and sell as Licensed Programs in all Named Accounts where the necessary pre-requisite DS products have already been sold or are being sold with the BPA or CES sale, under the Joint coverage model with a [***] royalty payment to DS.    The CES and BPA products are added to the definition of “New DS Product Brand” pursuant to Amendment 157.  The responsibilities of the parties for the CES and BPA products shall be as set forth in Exhibit A to this Amendment.

4.0  Royalties

a) Section 10.4 of Amendment 157 is hereby amended so as to add that DS will be compensated on the PLC revenue received by IBM and shall now read as follows:

“10.4  Effective on the country transition date as defined in Exhibit 4 thereof, IBM will pay DS a royalty of [***] of PLC and recurring revenue streams recognized by IBM from accounts other than Named Accounts located in such country.”

b) Payment to DS of the channel management fees will be made pursuant to a separate services agreement and not with the royalty payments due under the 1996 Agreement, and Section 10.10 of Amendment 157 is hereby amended so as to read as follows:

“10.10  Payment to DS of channel management fees shall be made pursuant to a separate agreement(s) and/or statement(s) of work in the countries where the services are performed,”

Except as amended hereunder it is understood that all other terms of the 1996 Agreement, including all Attachments, Amendments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and DS as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to:		Agreed to:
Dassault Systemes, S.A.		International Business Machines Corporation

By:		By:
	Authorized Signature		Authorized Signature

Name:	Bruno Latchague	Name:	Albert Bunshaft

Title:	Executive Vice President, PLM Business Transformation	Title:	VP Worldwide Sales, Product Lifecycle Management

Date:		Date:

EXHIBIT A

The following sets forth the terms to transition MatrixOne Named Accounts from the Jointly Covered Model to the IBM Covered Model.

The model begins with IBM paying DS royalties of [***] of revenue from ENOVIA MatrixOne and DELMIA product sales in the Jointly covered ENOVIA MatrixOne accounts and the Jointly covered DELMIA accounts, leading to (i) implementation of the IBM Covered model with IBM paying DS royalties of [***] of revenue from ENOVIA MatrixOne Named Accounts and (ii) additional IBM responsibilities for DELMIA Jointly covered accounts.

Coverage Responsibilities set forth in the chart below:

In DELMIA Named Accounts that are not also MatrixOne accounts, and subject to IBM review as set forth in item (2) under “Additional Detail” below, is the DELMIA royalties will be a [***] model with the responsibilities of the parties as set forth below.

Transition Period:  The process of transtioning MatrixOne Accounts to the IBM Covered model will be triggered by a new PLC or YLC sale or sales that cumulatively are of at least [***].

A new license sale in accordance with the foregoing begins a 5 - 7 month transition period (see item 4 under “Additional Details”, below) after which the account coverage will be the IBM Covered [***] model.

	Matrixone	MatrixOne	MatrixOne	MatrixOne	DELMIA*	CES/BPA
		***	***	***	***	***
					All DELMIA	All Named
	Joint Accts	Joint Accts	Joint Accts	IBM Covered	Named Accts	Accts
Where IBM
				Current		also sells/
	Prior to First	At First PLC	During	Accts+		has sold
	PLC or New	Or New YLC	Transition	Transitioned	(DELMIA	the prereq
	YLC Sale	Sale	Period	Accts	NAL)	DS products
IBM LPP or PRPQ	PRPQ	LPP	LPP	LPP	LPP	LPP
Customer Contract	IBM	IBM	IBM	IBM	IBM	IBM
Order	IBM	IBM	IBM	IBM	IBM	IBM
Distribution	DS	IBM	IBM	IBM	IBM	IBM
Level 1 Support	DS	IBM	IBM	IBM	IBM	IBM
Level 2,3 Support	DS	DS	DS	DS	DS	DS
Sales Lead	DS	DS	IBM	IBM	DS	DS
Technical Sales	DS	DS	DS	IBM	DS	DS
Sales Support	IBM	IBM	DS**	DS**	IBM	IBM
Royalty	[***]	[***]	[***]	[***]	[***]	[***]
Development	DS	DS	DS	DS	DS	DS

* For DELMIA accounts that are not also MatrixOne IBM Covered Named Accounts, this model is subject to IBM’s sole review after one (1) year

** Sales support shall be consistent with the responsibilities under the 1996 Agreement

*** IBM intends to compensate and assess quota attainment for the IBM PLM Sales team fully on total MatrixOne, DELMIA, CES and BPA revenue.

Notes:

(a) IBM does not have the capability to provide FlexLM keys for the DELMIA Process Engineer and Manufacturing Database (E5) products.  DS (DELMIA) will provide keys for these E5 products until the Phase 2 portfolio, when these products will be LUM based.  IBM will coordinate with DS on the FlexLM key issuance for the E5 products, and will be responsible for full key management in Phase 2.

(b)  DELMIA D5 legacy products are not planned to be announced as IBM program products.  Named Accounts desiring to continue to purchase these legacy products through IBM would be handled through the current PRPQ vendor ship program.

c)  DELMIA will continue under the [***] PRPQ model until the IBM DELMIA licensed program product (LPP) is announced; thereafter will be in the [***] model.  Prior to announcement of the LPP, IBM will determine on a case-by-case basis if it can provide product fulfillment and Level 1 support to DELMIA Named Accounts under the [***] model, and will proceed accordingly in all cases where it can.

d) For MatrixOne and DELMIA accounts on the NAL lists that have installed inventory, IBM and DS will determine a schedule for the transition from DS to IBM.

Additional Detail

1)  MatrixOne Accounts (including DELMIA in MatrixOne Accounts)

•                  The additional MatrixOne Named Accounts are those listed on the attachment; these accounts are:

•                  Joint Accounts where MatrixOne has coverage

•                  IBM Covered Accounts where there is no MatrixOne coverage; no transition period applies

•                  IBM will assign resources to the foregoing IBM Covered and Joint MatrixOne Named Accounts

•                  The first PLC or new YLC transaction in a MatrixOne Joint Account will be under the [***] model,

•                  The transition period will start at the end of the month of the first PLC or new YLC transaction

•                  If the account is an existing MatrixOne customer, the account will transition from DS to IBM in accordance with the established transition process per the IBM/DS Transition Agreement (Amendment 157); DS will provide an updated inventory in support of the transition

•                  At the end of the transition period (see 4 below), the account will be an IBM Covered Account; royalties will be [***]

•                  DELMIA will be under the [***] model in all the DELMIA Named Accounts List

•                  as appropriate, accounts will transition from DS to IBM at the time of next PLC, YLC or RLC transaction; DS will provide IBM with an updated inventory in support of the transition

2) Other DELMIA Accounts

For DELMIA Accounts that are not also MatrixOne IBM Covered Named Accounts, DELMIA will be under the [***] model subject to IBM’s sole review at the end of one (1) year.  IBM in its sole discretion may cease the [***] model based on its assessment of factors including but not limited to (i) total number of new IBM Named Accounts in all brands, (ii) additional loss of Named Accounts resulting from DS actions, (iii) overall economic conditions, and (iv) amount of DELMIA revenue generated. In case IBM decides to cease the [***] model, the DELMIA Named Accounts where the model is ceased will be transitioned to DS coverage.

3)  MatrixOne Account Transition Period

Quarterly Model

•                  Transition Dates are end of month that follows quarter close - Apr, July, Oct, and Jan

•                  Accounts transition based on month where the PLC transaction that meets the applicable threshold or the YLC transaction that meets the applicable threshold occurs after becoming Joint Account

•                  If close in 1st or 2nd month of quarter transfer occurs in 6 and 5 months respectively

•                  If close in 3rd month of quarter transfer occurs in 7 months

•                  The parties will review account coverage, resource staffing and quotas on a quarterly basis in accordance with the table below

•                  The transition decision will be based solely on IBM account coverage on an account by account basis, staffing and quota; if the quarterly review is satisfactory no further account review is required for transfer of accounts and the transfer will proceed in accordance with the schedule in the table below.

•                  The account review process will be separately defined by the parties

Month	Jan	Feb	Mar	Apr	May	Jun	July	Aug	Sept	Oct	Nov	Dec
1st PLC/YLC Transaction	Jan	Feb	Mar	Apr	May	Jun	July	Aug	Sept	Oct	Nov	Dec
Acct. Review	Apr	Apr	July	July	July	Oct	Oct	Oct	Dec	Dec	Dec	Apr
IBM Covered	July	July	Oct	Oct	Oct	Jan	Jan	Jan	Apr	Apr	Apr	July
Months to
Transfer	6	5	7	6	5	7	6	5	7	6	5	7